Exhibit 15



February 8, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Ladies and Gentlemen:

We are aware that Potomac Electric Power Company has incorporated by reference our reports dated May 13, 1998, August 11, 1998 and November 12, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about February 8, 1999. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/ PricewaterhouseCoopers LLP